Exhibit 99.1

Heska Corporation
Jon Aagaard
Investor Relations
970.619.3033
investorrelations@heska.com

Heska Corporation Elects Stephen L. Davis to Board of Directors

LOVELAND, CO, August 24, 2020 -- Heska Corporation (NASDAQ: HSKA; “Heska” or “Company”), a leading global provider of advanced veterinary diagnostic and specialty products, appointed Stephen Davis, the Chairman and Founder of the Will Group, to the Company’s Board of Directors (the “Board”), effective August 20, 2020.

Mr. Davis founded Electrical Resource Management, the first Will Group company, in 1986 to honor the legacy of his father William E. Davis, who was known for his integrity and hard work. Since then, the Will Group created several more companies to provide diverse lighting products, data and communications technologies, manufacturing, and services to metropolitan areas around the world. The Will Group has generated hundreds of local jobs, highlighted by its offender reentry program, and won many large-scale projects over the years, regularly contracting with utility, industrial, and commercial organizations across the United States. Embodying its mantra, “Where there’s a Will, there’s a Way,” the Will Group has consistently been recognized as one of the country’s Top 100 Black Businesses by Black Enterprise Magazine.

“We are thrilled to welcome Steve to Heska’s Board,” said Scott Humphrey, the Company’s Board Chair. “Steve represents what we seek to be as a Board, executive team, and Company. Steve’s expansive leadership experience and operational acumen, including expertise in supply-chain logistics and international manufacturing capabilities will be tremendously valuable to Heska as we continue to pursue the Company’s strategic plan and enhance the health and well-being of pets around the world. More than a great business mind, Steve is genuinely a great human, and we are grateful for the opportunity to have him serve Heska and its shareholders in such a meaningful way.”

“Heska’s commitment to excellence and innovation is clearly evidenced by its impressive results, corporate maturation, and expansion over the years,” commented Mr. Davis. “I am honored to join the Board of this dynamic Company and I am excited to work closely with Heska’s directors and leadership team to actualize its strategic vision and to build long-term value for employees, communities, pet families, and shareholders.”

Mr. Davis currently serves on the Board of the Trust Company of Illinois, PMI Energy Solutions, and Inland Real Estate Trust, specifically on Inland’s Audit and Compensation committees. Mr. Davis previously served on the Board of Wheaton Bank and Trust, specifically on the Loan committee, and he is currently a member of the Economic Club of Chicago and the University Club of Chicago. With a strong commitment to philanthropy, Mr. Davis created the William and Mary Davis foundation which funds programs to help underprivileged individuals find purpose and empowerment. His philanthropic work includes founding the Tuskegee NEXT Foundation, which is focused on training the next generation of African-American pilots, Purpose by Design, a mentoring program for teens in under-resourced and at-risk communities, and Haymarket Center of Chicago, which provides support services to people and families with chemical dependencies.

About Heska
Heska Corporation (NASDAQ: HSKA) manufactures, develops and sells advanced veterinary diagnostic and specialty healthcare products through its two business segments: North America and International. Both segments include Point of Care Lab testing instruments and consumables, digital imaging products, software and services, data services, allergy testing and immunotherapy, and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. The North America segment also includes private label vaccine and pharmaceutical production under third-party agreements and channels, primarily for herd animal health.

Note Regarding Forward-Looking Statements
This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “may,” “anticipates,” “intends,” “would,” “will,” “plans,” “believes,” “estimates,” “should,” “project,” and similar words and expressions. These forward-looking statements are intended to provide our current expectation or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by Heska pursuant to United States securities laws contain discussions of these risks and uncertainties. Heska assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review Heska’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov and via Heska’s website at www.heska.com).